SMITH BARNEY INTERMEDIATE MUNICIPAL FUND
                        10f-3 REPORT
           January 1, 1997 through April 30, 1997

                                                  % of
Trade     Selling             Par       Purchase  Fund % of
Issuer              Date Dealer         Amount
Price          Assets    Issue

New Jersey Healthcare    3/21/97   Dillion Read   $500,000
$97.99         0.57%     2.38
6.00% due 7/1/2025

Oregon St. Hsg. & Comm.  4/30/97   Bear Stearns    500,000
100.00         2.10 3.36